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                                                                   EXHIBIT 10.89

                       LIEBHERR CONSTRUCTION EQUIPMENT CO.

                              DISTRIBUTOR AGREEMENT


THIS DISTRIBUTOR AGREEMENT is made as of this 29th day of January, 1999, between LIEBHERR CONSTRUCTION EQUIPMENT CO. ("Liebherr"), with offices at 4100 Chestnut Avenue, Newport News, Virginia 23607, and WESTERN TRACTION COMPANY ("Distributor"), with offices at:

1333 Atlantic Street
Union City, CA 94587

7518 Pacific Ave.
Pleasant Grove, CA 95668

2330 East Date Ave.
Fresno, CA 93706

1195 East Glendale Ave.
Sparks, NV 89431

1. APPOINTMENT

Subject to the terms of this Agreement, Liebherr hereby authorizes Distributor to distribute, sell, lease and service, and Distributor hereby accepts such authorization to distribute, sell, lease and service, the Liebherr machine models listed on Exhibit A attached hereto ("Machines"), all optional devices and attachments offered for use with the Machines and all repair parts for the aforesaid items (all of which are hereinafter referred to collectively as the "Products"), directly to customers located in the "Primary Area" described below.

2. AREA OF PRIMARY RESPONSIBILITY

(a) The area of primary responsibility of Distributor is:

California: All Counties North of and including Monterey, Kings, Tulare and lnyo.

Nevada: the Counties of Churchill, Douglas, Esmeralda, Humboldt, Lyon, Mineral, Pershing, Storey and Washoe

(the "Primary Area").






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3. RESERVATIONS AND RESTRICTIONS ON SALES

(a) Reservations. Liebherr reserves the right to sell or lease Products to the following:

(i) Any national, state or local government or agency, or subdivision thereof;

(ii) Any national user with multiple state operations throughout the United States or Canada;

(iii) Purchasers, lessees or other users of used or demonstrated Products;

(iv) Any customer engaged in, or any Liebherr distributor serving customers engaged in, the extraction of minerals or ores, excluding the quarrying of aggregates (the "Mining Industry") or the dredging, scrap handling or logging/forestry industries;

(v) Any entity pursuant to an order accepted by Liebherr prior to the effective date of this Agreement; and

(vi) Any entity for export from the Primary Area.

(b) Restrictions. Distributor shall not sell or lease Products to the following without the prior written consent of Liebherr:

(i) Any customer engaged in the Mining Industry or the dredging, scrap handling or logging/forestry industries; or

(ii) Any entity for export from the Primary Area.

4. DISTRIBUTOR ORGANIZATION AND FACILITIES

Distributor shall, to the satisfaction of Liebherr, maintain or cause to be maintained within the Primary Area a well-trained organization with adequate facilities and capabilities for the stocking, selling, leasing, delivery, installation and service of Products to purchasers, lessees and other users (the "Customers") who are located in the Primary Area. Distributor shall use its best efforts to achieve optimum sales and profits for Distributor and Liebherr from the sale, lease and service of Products to Customers in the Primary Area.

5. SALES, DELIVERY AND SERVICE RESPONSIBILITIES

(a) Sales and Service in Primary Area. Distributor shall be responsible for soliciting business from Customers and potential Customers of the Products who operate or maintain buying offices in the Primary Area. Distributor shall be responsible for delivery, installation and service, including warranty service, of Products sold or leased by Distributor in the Primary Area, and for stocking repair parts in number and type sufficient to serve adequately the needs of Customers in the Primary Area who have purchased Products. Distributor also shall be responsible for furnishing any warranty or repair service for Products of Customers located within the Primary Area, whether or not such Product was sold by Distributor, on the same terms and at the customary rates charged by Distributor for similar service to Customers who have purchased their Product from Distributor.

(b) Sales and Service Outside Primary Area. If the Distributor sells or leases to a Customer located outside of the Primary Area a Product that is still covered under the Liebherr Warranty, Distributor shall furnish or cause to be furnished, to the satisfaction of Liebherr, the same delivery, installation and service, including warranty service for such Product, as Distributor is obligated to furnish for




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Products sold or leased in the primary area. If Liebherr determines in its sole discretion that the Distributor is not furnishing the aforesaid services satisfactorily, Distributor shall pay to Liebherr, or Liebherr shall withhold from Distributor, a percentage of the applicable discount to defray the cost of providing to said user the aforesaid services, which percentage shall be specified from time to time in the service policies of Liebherr.

(c) Products Sold by Other Distributors. If a Liebherr distributor other than Distributor sells or leases to a Customer located within the Primary Area a Product that is still covered under the Liebherr Warranty and Liebherr shall have determined that the selling distributor is not furnishing satisfactory service to such Customer, Liebherr may request that Distributor furnish service, including warranty service, with respect to such Customer's Product the same as if it had been sold by Distributor. If Distributor accepts such request within thirty (30) days from the date of such request, Liebherr shall pay to Distributor an amount that Liebherr determines Distributor has earned or will earn by reason of services that have been or will be rendered, and Distributor shall be obligated to furnish service, including warranty service, with respect to such Customer's Product the same as if it had been sold by Distributor. Determinations by Liebherr as to amount to be paid to Distributor, if any, are final.

6. SALES BY MANUFACTURER

If Liebherr sells or leases to a Customer located in the Primary Area a Product that is still covered under the Liebherr Warranty, and requests Distributor to furnish service, including warranty service, for such Product, Liebherr will pay to Distributor an amount specified from time to time in the service policies of Liebherr if Distributor agrees to furnish such service. If Distributor accepts such payment, Distributor shall be obligated to furnish service, including warranty service, for such Product in the same manner as if such Product were sold by Distributor.

7. PRICES, DISCOUNTS, TERMS, POLICIES, TITLE

Prices, discounts, terms and conditions of sale, finance plans, and sales, service and parts policies are subject to change by Liebherr without prior notice, and shall be as specified in price lists, discount schedules, order confirmations, and terms of sale, sales, service and parts policies issued by Liebherr from time to time. Liebherr will endeavor to give Distributor notice of all such changes as soon as is reasonably possible. Distributor agrees to pay for Products in accordance with the terms specified by Liebherr. Distributor agrees to abide by the terms and conditions of sale and the sales, service, parts and warranty policies of Liebherr as published and amended from time to time by Liebherr. Title to Products delivered to Distributor shall remain with Liebherr until the full purchase price thereof has been paid.

8. ORDERS; CANCELLATION OF ORDERS

(a) Orders. All orders placed hereunder shall be in writing, or if placed by telephone or wire, shall be promptly confirmed in writing. No order submitted to Liebherr by Distributor shall become effective unless and until it shall be formally accepted by written notice to Distributor from Liebherr, and



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Liebherr, in its discretion, need not accept any order. Distributor may cancel an accepted order only with written approval of Liebherr.

(b) Cancellation. Upon termination of this Agreement by Liebherr, all orders hereunder to Liebherr by Distributor shall be canceled, except orders previously accepted by Liebherr for Products sold by Distributor prior to receipt of termination. Upon termination of this Agreement by Distributor or upon automatic termination as provided in Section 16, Liebherr may cancel such unfilled orders hereunder as may be specified by Liebherr.

9. RETURN OF SPARE PARTS

Distributor may return spare parts for Machines in accordance with the Liebherr Parts Policy then in effect, transportation prepaid at Distributor's expense, to Liebherr's Newport News, Virginia, warehouse or other nearer destination specified by Liebherr.

10. RETURN OF PRODUCTS UPON TERMINATION

Upon termination of this Agreement, Distributor may within thirty (30) days return to Liebherr F.O.B. Newport News, Virginia, at such time and by such common carrier as Liebherr may designate, all Products returnable under Section 9, as well as all new Machines, new optional devices and new attachments for Machines, all in good resalable condition and not previously sold, leased or used.

11. CREDIT FOR RETURNED PRODUCT

(a) Inspection. Each Product returned under Section 9 or 10 of this Agreement shall be subject to inspection by Liebherr. If Liebherr shall find such Product to have been returned in compliance with the requirements of this Agreement, it shall be credited to Distributor (i) in accordance with the Liebherr Parts Policy then in effect, if such returned item is a spare part for a Machine, or
(ii) for all other Products, at the price paid to Liebherr or at the current list price less the standard discount as published by Liebherr, whichever is less.

(b) Return. If Liebherr shall find any returned Product not to have been returned in compliance with the requirements of this Agreement, Distributor will be so informed and such Product will be held for a period of thirty (30) days for disposition as Distributor may direct for its account, and thereafter may be disposed of at Liebherr's direction.

(c) Restocking Charge. Restocking charges for returned spare parts shall be in accordance with the Liebherr Parts Policy then in effect.

12. REPORTS OF INVENTORY; FINANCIAL STATUS

Distributor shall furnish Liebherr, at the close of each fiscal year and at such other times and as of such dates as may be reasonably specified by Liebherr, reports as to Products on hand and statements



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showing the financial condition and operating progress of Distributor.

13. WARRANTY BY LIEBHERR

(a) Liebherr Warranty. Distributor understands and agrees that Liebherr extends only the warranty attached as Exhibit B hereto (the "Liebherr Warranty") to Customers of the Products. Replacement of defective parts directly to the Customer shall be the obligation of the Distributor. The sole and exclusive remedy of Distributor under the Liebherr Warranty shall be (i) the repair or replacement of, or allowance of credit for, at Liebherr's option, any product acknowledged by Liebherr to be defective which is returned to Liebherr in accordance with Liebherr Warranty Policy then in effect, and (ii) the allowance of a credit for Distributor's time reasonably required, as determined by Liebherr, to repair or replace such defective parts, in accordance with the Liebherr Warranty Policy then in effect.

(b) No Modifications. Distributor shall not extend or otherwise modify the Liebherr Warranty or any limitations thereof with respect to any retail purchaser, lessee or other user. In the event Distributor extends any additional warranty, such as enlarging the scope or period of warranty or undertaking a warranty of fitness for any particular purpose, or any other obligation not encompassed in the Liebherr Warranty, Distributor shall be solely responsible therefor and shall have no recourse against Liebherr with respect thereto. Liebherr reserves the right to alter the Liebherr Warranty from time to time and such changes shall be effective when published in the Liebherr Warranty Policy. Distributor agrees to deliver a copy of Liebherr's then-current Liebherr Warranty to each Customer of Products prior to or at the time of purchase or lease of such product by the Customer.

(c) No Implied Warranty. THE LIEBHERR WARRANTY IS THE ONLY WARRANTY APPLICABLE TO THE PRODUCTS AND IS EXPRESSLY IN LIEU OF ANY WARRANTIES OR CONDITIONS OTHERWISE IMPLIED BY LAW, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES UNDER THE LIEBHERR WARRANTY SHALL BE THE ONLY REMEDIES AVAILABLE TO THE OWNER OF PRODUCTS OR ANY OTHER PERSON, AND LIEBHERR DOES NOT ASSUME ANY OTHER OBLIGATION OR RESPONSIBILITY WITH RESPECT TO THE CONDITION OF PRODUCTS, NOR AUTHORIZE ANY OTHER PERSON TO ASSUME FOR LIEBHERR ANY OTHER OBLIGATION OR LIABILITY.

14. NO LIABILITY FOR DELAY

No liability shall attach to Liebherr for direct, indirect or consequential damages or expenses due to loss, damage, detention or delay in delivery of Products resulting from acts or delays beyond its control.

15. USE OF NAMES

Distributor agrees: (i) not to use the Liebherr name, including the word "Liebherr," or any trademarks used in connection with Products, as part of the corporate or business name of




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Distributor, or in any manner which Liebherr considers improper, misleading or detrimental to Liebherr's interest; and (ii) to cease, upon termination of this Agreement, all use of the trade names and trademarks of Liebherr used in connection with Products, or any simulations thereof, including any use that may have been authorized by Liebherr.

16. TERM AND TERMINATION

(a) Term. This Agreement shall become effective immediately on the date of execution by Liebherr as shown below, and shall remain in effect unless and until terminated as hereinafter provided.

(b) Voluntary Termination. Either party hereto may terminate this Agreement, without cause, by giving thirty (30) days' written notice thereof to the other party, which notice shall be directed to the address of such party as set forth herein, and shall be deemed given when deposited in the United States mail, postage prepaid.

(c) Immediate Termination. Should either party hereto, either voluntarily or involuntarily, be the subject of receivership, reorganization, bankruptcy or insolvency proceedings, this Agreement may be terminated immediately by the other party for cause, without notice. In the event that Distributor becomes overdue in making payments for Products or otherwise violates any other term of this Agreement, Liebherr may, at its option, terminate this Agreement for cause, without notice.

17. DISTRIBUTOR NOT AGENT

Nothing in this Agreement shall be construed as appointing Distributor an agent or legal representative of Liebherr. Distributor is not granted any authority to create any obligation or responsibility on behalf of Liebherr, or to bind Liebherr in any manner whatsoever.

18. ASSIGNMENT

Distributor may not assign or transfer this Agreement or any of the rights or obligations hereunder without the prior written consent of Liebherr. Any merger, consolidation, transfer of assets, event or transaction resulting (by operation of law or otherwise) in a change of ownership or control of Distributor or Distributor's business shall be deemed to be an assignment for purposes of this Agreement. Liebherr may assign this Agreement to any affiliate of Liebherr in the event of a reorganization or restructuring of Liebherr's business.

19. MISCELLANEOUS

This Agreement embodies all of the agreements and understandings between the parties hereto, and cancels and supersedes all prior agreements in existence between the parties. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any terms used in this Agreement. There are no oral or collateral agreements of any kind, and no representative of Liebherr has any authority to waive any of the provisions of this Agreement. The



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provisions of this Agreement may not be altered, modified, waived or supplemented except by a written instrument or consent letter executed by a duly authorized representative of each party. No delay or failure on the part of Liebherr to exercise any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Liebherr of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The section headings appearing herein are for convenience only, and shall not be deemed to limit or modify the terms hereof. The copy of this Agreement retained by Liebherr shall be considered the original and shall control in case of any variation between it and the duplicate retained by Distributor. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia, without reference to the laws of any other jurisdiction. If any provision of this Agreement or its performance shall be held to be illegal or unenforceable, such provision shall be suspended accordingly, and all other provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates hereinafter set forth.




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                                    EXHIBIT A


                                 MACHINE MODELS

EARTHMOVING


CRAWLER EXCAVATORS: Excavators with bucket, weighing 40,000 lbs. up to and including 252,000 lbs. (Liebherr's current models R904 through R984B).

RUBBER TIRED EXCAVATORS: Excavators with bucket, weighing from 36,000 lbs. to 48,600 lbs. (Liebherr's current models A904 through A924).

CRAWLER LOADERS: 90 hp through 219 hp (Liebherr's current models LR611 through LR641).

CRAWLER TRACTORS: 105 hp through 234 hp (Liebherr's current models PR7I2B through PR742B).



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                                    EXHIBIT B

                                    WARRANTY

Liebherr Construction Equipment Co.(Liebherr) and the selling Distributor warrant their product to be free from defects in material and workmanship under normal use and service for a period of 1 year following delivery to the original purchaser-user, or 2000 hours of use by all persons, whichever event first occurs.

Liebherr's and the selling Distributor's sole obligation and the exclusive remedy under this warranty shall be the repair or replacement, at Liebherr's option, of any warrantable part acknowledged by Liebherr to be defective when returned to the selling Distributor of Liebherr, transportation charges prepaid, within the warranty period. Repairs to, or replacement of, warrantable parts found by Liebherr to be defective shall be made by Liebherr or the selling Distributor at no charge to the customer for the labor and warranted parts required to make such repairs or replacements.

This warranty shall not apply to normal maintenance service, including, but not limited to, oil changes, lubrications, hydraulic and fuel systems inspections, cleaning or adjustment, brake inspections or adjustments, nor to the replacement of service items, including, but not limited to, filters or filter elements, brake linings, fuses, glow plugs, or V-belts, nor to any product which has been damaged in any accident or by fire, flood or any Act of God, abused or misused, or altered or repaired by anyone other than an authorized Liebherr Distributor.

IN NO EVENT SHALL LIEBHERR OR THE SELLING DISTRIBUTOR BE LIABLE FOR ANY
DELAY, WORK STOPPAGE, LOSS OF USE OF EQUIPMENT, LOSS OF TIME, INCONVENIENCE, LOSS OF PROFITS, OR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ATTRIBUTABLE TO, DEFECTS IN LIEBHERR PRODUCTS OR SERVICES, WHETHER RESULTING FROM NEGLIGENCE, BREACH OF THE PROMISE TO REPAIR OR REPLACE CONTINUED HEREIN, OR OTHERWISE.

THIS WARRANTY IS THE ONLY WARRANTY APPLICABLE TO LIEBHERR PRODUCTS AND IS EXPRESSLY IN LIEU OF ANY WARRANTIES OR CONDITIONS OTHERWISE IMPLIED BY LAW, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES UNDER THIS WARRANTY SHALL BE THE ONLY REMEDIES AVAILABLE TO THE OWNER OF LIEBHERR PRODUCTS OR ANY OTHER PERSON, AND NEITHER LIEBHERR NOR THE SELLING DISTRIBUTOR ASSUMES ANY OTHER OBLIGATION OR RESPONSIBILITY WITH RESPECT TO THE CONDITION OF LIEBHERR PRODUCTS, NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR EITHER OF THEM, ANY OTHER OBLIGATION OR LIABILITY.


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THE SELLING DISTRIBUTOR IS NOT AUTHORIZED TO MAKE ANY MODIFICATIONS OR CHANGES
TO THIS WARRANTY OR TO OTHERWISE MODIFY, ALTER OR CHANGE LIEBHERR'S OBLIGATIONS HEREUNDER.

Liebherr reserves the right to make changes in design or add any improvement on its products at any time without incurring any obligation to install same on units previously delivered.

MODEL                               PIN (Product Identification No.)
Distributor                         Customer
                                    Date


                       LIEBHERR CONSTRUCTION EQUIPMENT CO.



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